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KPMG Peat Marwick LLP


        1500 National City Center
        1900 East Ninth Street
        Cleveland, OH  44114-3495
                                                                   Exhibit 11(a)


                       CONSENT OF INDEPENDENT AUDITORS


To the Board of Trustees and Shareholders
Liquid Capital Income Trust:


We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "FINANCIAL HIGHLIGHTS" in the Prospectus and "INDEPENDENT AUDITORS" in the Statement of Additional Information.


/s/ KPMG Peat Marwick LLP

KPMG Peat Marwick LLP


Cleveland,Ohio
November 25, 1997